Exhibit 24.1

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. Hester and Roy R. Centrella, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) post-effective amendments to registration statements on Forms S-3 and S-8 (including, without limitation, with respect to Southwest Gas Corporation’s Dividend Reinvestment and Direct Stock Purchase Plan, Employees’ Investment Plan, as amended, Management Incentive Plan, as amended and 2006 Restricted Stock/Unit Plan, as amended) pursuant to Rule 414 to update such registration statements as a result of reorganization transactions pursuant to which Southwest Gas Holdings, Inc. has become the successor issuer to Southwest Gas Corporation pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (collectively, the “Post-Effective Amendments”), and any and all amendments to the Post-Effective Amendments, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: January 1, 2017

/s/ Michael J. Melarkey	/s/ LeRoy C. Hanneman, Jr.
Michael J. Melarkey, Chairman	LeRoy C. Hanneman, Jr., Director

/s/ Robert L. Boughner	/s/ Anne L. Mariucci
Robert L. Boughner, Director	Anne L. Mariucci, Director

/s/ José A. Cárdenas	/s/ A. Randall Thoman
José A. Cárdenas, Director	A. Randall Thoman, Director

/s/ Thomas E. Chestnut	/s/ Thomas A. Thomas
Thomas E. Chestnut, Director	Thomas A. Thomas, Director

/s/ Stephen C. Comer	/s/ Terrence L. Wright
Stephen C. Comer, Director	Terrence L. Wright, Director